Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., etal.,[1] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 07-10353 (BLS) (Jointly Administered) Hearing Date: August 27, 2007 at 11:00 a.m. (ET) Objections Due: August 20, 2007 at 4:00 p.m. (ET)

MOTION OF DEBTORS PURSUANT TO SECTION 1121(d)(1) OF THE
BANKRUPTCY CODE TO EXTEND THE EXCLUSIVE PERIODS TO (I) FILE A
CHAPTER 11 PLAN AND (II) SOLICIT ACCEPTANCES THEREOF

Hancock Fabrics, Inc., Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC, debtors and debtors-in-possession in the above-captioned cases (collectively, “Hancock” or the “Debtors”), hereby move (the “Motion”) this Court for entry of an order pursuant to section 1121(d) of title 11 of the United States Code (the “Bankruptcy Code”): (i) extending the period during which the Debtors have the exclusive right to file a plan or plans (the “Exclusive Filing Period”) through and including February 28, 2008 and (ii) extending the period during which the Debtors have the exclusive right to solicit acceptances thereof (the “Exclusive Solicitation Period” and, together with the Exclusive Filing Period, the “Exclusive Periods”) through and including April 30, 2008.  In support of this Motion, the Debtors respectfully state as follows:

_____________________________
1 The Debtors are the following entities:  hancock Fabrics, Inc.; Hancock Fabrics of MI, Inc.; HF Resources, Inc.; Hancockfabrics.com, Inc.; HF Merchandising, Inc.; HF Enterprises, Inc. and Hancock Fabrics, LLC.

JURISDICTION

1.  The Court has jurisdiction over this matter pursuant to 28 U.S.C. § § 157 and 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

2.  The statutory basis for the relief requested herein is section 1121(d) of the Bankruptcy Code.

INTRODUCTION

3.  On March 21, 2007 (the “Petition Date”), the Debtors commenced their respective bankruptcy cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code.  No trustee or examiner has been appointed in these cases.  The Debtors are operating their respective business as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

4.  On April 4, 2007, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an Official Committee of Unsecured Creditors (D.I. 195) (the “Creditors’ Committee”).  On May 22, 2007, the U.S. Trustee appointed an Official Committee of Equity Security Holders (D.I. 567) (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”).

5.  The Debtor’s current Exclusive Filing Period under Section 1121(b) of the Bankruptcy Code is through July 19, 2007.2

______________________________________
2 Rule 9006-2 of the Local Rules for the United States Bankruptcy Court for the District of Delaware provides:  "[i]f a motion to extend the time to take any action is filed before the  expiration of the period prescribed by the Code, the Fed. R. Bankr. P., these Local Rules or Court order, the time shall automatically be extended until the Court acts on the motion, without the necessity for the entry of a bridge order."

6.  As set forth more fully below, the Debtors’ business operations and these cases are large and complex, involving hundreds of retail locations and leases and thousands of employees.  As is typical in many large chapter 11 cases, the Debtors have spent the initial Exclusive Periods managing the transition of their enterprise into these proceedings, working to maintain the provision of goods and services from their many vendors, contracting the retail footprint of the business and preparing a long range business plan intended to bring maximum value to the Debtors’ constituents.  As the Debtors approach their historical peak sales period, they must maintain focus on operating performance and execution of their business plan.  In addition, the Debtors need additional time to formulate, with consideration of input from the Committees, a plan of reorganization that maximizes returns to all constituents.  Accomplishing this objective will require substantial time and resources and, without detracting from the rapid pace of these cases to date, the Debtors believe that they will be able to propose such a plan during the extended Exclusive Periods requested herein.

BACKGROUND

A.           The Debtors’ Business and Operations

7.  Founded in 1957 and headquartered in Baldwyn, Mississippi, Hancock is one of the largest fabric retailers in the United States, operating as of the Petition Date approximately 400 retail stores in approximately 40 states and an internet store under the domain name www.hancockfabrics.com.  As of the Petition Date, Hancock employed approximately 7,500 people on a full- and part-time basis, most of whom work in its retail stores or in field management to support the retail stores.  Over 300 employees work in Hancock’s Baldwyn, Mississippi headquarters and warehouse and distribution facilities, which support the retail stores with accounting, advertising, marketing, buying, management, distribution and other administrative functions.

8.  Hancock is a specialty retailer that sells a wide selection of apparel fabrics, home decorating products (which include drapery and upholstery fabrics and home accent pieces), quilting materials, and notions (which include sewing aids and accessories such as zippers, buttons, threads, sewing machines and patterns).  In addition to basic fabrics and notions for apparel, quilting, and home decoration, Hancock provides a variety of fashion and seasonal merchandise for apparel, craft and home decorating projects.
9.  Hancock’s business is seasonal. Peak sales periods occur historically during the fall and pre-Easter weeks, while the lowest sales periods occur historically during the months of May through August.

B.           The Debtors’ Substantial Progress to Date in the Chapter 11 Cases

10.  The Debtors’ primary objective in these cases is to maximize the value of their estates for the benefit of creditors and other stakeholders.  To this end, since the Petition Date, the Debtors have focused their efforts principally on stabilizing and improving their operations, obtaining debtor-in-possession financing, commencing and continuing going-out-of-business sales at certain of their retail stores, evaluating alternatives for and executing the disposition of certain burdensome retail store leases, preparing schedules of assets and liabilities and establishing a claims administration process.
11.  The Debtors have made and continue to make substantial progress toward the stated objective of value maximization, as more particularly discussed below.
12.  DIP Financing.  Both before and after the Petition Date, the Debtors, with the assistance of their professionals, devoted a substantial amount of time locating, negotiating and obtaining Court approval of two debtor-in-possession financing facilities (the “DIP Financing Facilities”) in order to enable the Debtors to meet their working capital needs while restructuring their ongoing business and operations during these chapter 11 cases.

13.  On April 19, 2007, the Court entered the Final Order (a) Authorizing Debtors to Obtain Post-Petition Financing and Grant Security Interests and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. §§ 105 and 364(c); (b) Modifying the Automatic Stay Pursuant to 11 U.S.C. § 362; and (c) Authorizing Debtors to Enter into Agreements with Wachovia Bank, National Association, as Agent, and Other Lenders (D.I. 338), which, inter alia, authorizes the Debtors to obtain from Wachovia Bank, National Association (“Wachovia”) and a syndicate of other lenders post-petition financing consisting of a revolving credit and letter of credit facility.
14.  On June 8, 2007, the Court entered the Final Order (a) Authorizing Debtors to Obtain Post-Petition Financing and Grant Security Interests and Superpriority Administrative Expense Claims Pursuant to 11 U.S.C. §§ 105 and 364(c) and Bankruptcy rules 2002, 4001 and 9014, (b) Modifying the Automatic Stay Pursuant to 11 U.S.C. § 362; (c) Authorizing Debtors to Enter into Agreements with Ableco Finance LLC, and (d) Granting Related Relief (D.I. 658), which, inter alia, authorizes the Debtors to obtain from Ableco Finance LLC (“Ableco” and together with Wachovia the “DIP Financing Lenders”) additional post-petition financing consisting of a term loan facility.
15.  The Debtors believe that the DIP Financing Facilities provide them with adequate funds to continue their operations during the extended Exclusive Periods requested herein.  As of the date hereof, the Debtors’ availability under the DIP Financing Facilities exceeds $40 million.

16.  GOB Sales.  Since the Petition Date, the Debtors, with the assistance of their professionals, have spent a considerable amount of time continuing to analyze the need for, obtaining Court approval of and executing going-out-of-business sales (“GOB Sales”) at certain of their underperforming retail stores.
17.  As set forth previously in the record in these cases, prior to the Petition Date and following close analysis of their retail store base and sales data, the Debtors determined to contract their retail chain moderately in an effort reduce certain losses and operational difficulties.  As a result, in 2006, the Debtors closed approximately forty (40) underperforming retail stores and conducted GOB Sales therein.
18.  In early 2007, the Debtors elected to close another approximately thirty (30) underperforming retail stores and commenced GOB Sales therein in order to pay down certain debt and satisfy cash needs.  Leading up to the Petition Date, the Debtors decided to close and conduct GOB Sales at approximately 104 additional underperforming stores to further reduce corporate overhead and distribution costs.
19.  On April 5, 2007, the Court entered the Final Order under 11 U.S.C. §§ 105, 327, 328, 363, 365 and 554 (i) Authorizing Debtors to Conduct Going-out-of-Business Sales and to Close Certain Stores, (ii) Authorizing the Assumption of Consulting Agreement with and Retention of Consultant and (iii) Granting Related Relief (D.I. 208), which authorized, inter alia, the Debtors to continue and commence GOB Sales at certain specified locations that have provided an additional source of cash for the Debtors’ continued operations.
20.  The Debtors continue to evaluate their retail store base and incoming sales data and may determine at some point in these cases that further closures and GOB Sales are necessary.

21.  Disposition of Leases of Non-Residential Real Property.  Since the Petition Date, the Debtors, with the assistance of their professionals, have also devoted substantial time to evaluating and identifying leases of non-residential real property (the “Leases”) that are burdensome to, and those that may have value for, the Debtors’ estates, determining the appropriate and beneficial disposition of such Leases and obtaining Court approval of such disposition.  As of the Petition Date, the Debtors were party to over 400 Leases.
22.  On April 5, 2007, the Court entered the Order under 11 U.S.C. § 365 Authorizing the Debtors to Reject Certain Unexpired, Nonresidential Real Property Leases as of the Petition Date (D.I. 206), pursuant to which the Debtors rejected eleven Leases.  On April 26, 2007, the Court entered the Order under 11 U.S.C. § 365 Authorizing the Debtors to Reject Certain Unexpired, Nonresidential Real Property Leases (D.I. 403), pursuant to which the Debtors rejected an additional sixteen Leases.  Additionally, since the Petition Date, one of the Debtors’ Leases has expired by its own terms.
23.  In addition to the foregoing efforts, on April 30, 2007, the Court entered the Order under 11 U.S.C. §§ 105(a), 363(b), (f), and (m) and 365 of the Bankruptcy Code (i) Establishing Procedures for (a) an Auction of Nonresidential Real Property Leases and (b) Rejection of Nonresidential Real Property Leases, (ii) Authorizing and Scheduling an Auction with Respect to Nonresidential Real Property Leases, (iii) Scheduling a Final Hearing with Respect to the Outcome of the Auction and the Assumption and Assignment of Nonresidential Real Property Leases to the Successful Bidders, and (iv) Granting Related Relief (D.I. 419) (the “Lease Procedures Order”), which, inter alia, authorized the Debtors to market and auction approximately 120 of the Leases and approved certain procedures for the rejection of Leases.  On June 5, 2007, the Debtors held an auction for these Leases.  Pursuant to the Lease Procedures Order and additional motions, the Debtors have assumed, assumed and assigned or rejected approximately 145 Leases (D.I. 862, 915-920, 922-924, 927-930, 968, 969, 971, 1006, 1007, 1009, 1041, 1059, 1063, 1082, 1130).

24.  In conjunction with their ongoing evaluation of potential further GOB Sales, the Debtors continue to evaluate their remaining Leases, including the value or burden thereof.  To facilitate these continued efforts, on June 12, 2007, the Debtors filed the Motion of Debtors Pursuant to Section 365(d)(4) of the Bankruptcy Code to Extend the Deadline by Which the Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property (D.I. 704).  On July 2, 2007, the court entered the Order Pursuant to Section 365(d)(4) of the Bankruptcy Code Extending the Deadline by Which the Debtors Must Assume or Reject Unexpired Leases of Nonresidential Real Property (D.I. 1062), which approved the extension of the Debtors’ deadline to assume or reject the Leases through and including October 17, 2007 (as may be further extended by order of the Court, the “Current Lease Assumption/Rejection Deadline”).
25.  Schedules and Statements.  Soon after the Petition Date, the Debtors, with the assistance of their professionals, undertook the enormous task of collecting, evaluating, updating and revising data and information for the preparation of schedules of assets and liabilities and a statement of financial affairs for each of the Debtors.  On June 11, 2007, the Debtors filed the Schedules of Assets and Liabilities, the Statements of Financial Affairs and the Global Notes Regarding Debtors’ Schedules of Assets and Liabilities and Statements of Financial Affairs (D.I. 670, 671, 674, 676-687) (collectively, the “Schedules and Statements”).
26.  Claims Administration Process.  On June 8, 2007, the Court entered the Order (i) Establishing Bar Dates for Filing Proofs of Claim and Requests for Payment of Administrative Expenses, (ii) Approving Proof of Claim and Administrative Expense Payment Request Forms, Bar Date Notices and Mailing and Publication Procedures and (iii) Providing Certain Supplemental Relief (D.I. 655) (the “Bar Date Order”), which, inter alia, established August 9, 2007 (the “Bar Date”),3 as the date by which all creditors and certain interest holders must file (a) proofs of claim for prepetition claims and (b) requests for payment of administrative expenses that accrued prior to June 4, 2007.  As of the date hereof, the Debtors have served notice of the Bar Date and appropriate claim forms pursuant to the Bar Date Order.

_______________________________
3As set forth in the Bar Date Order, the Bar Date for governmental units (as such term is defined in section 101(27) of the Bankruptcy Code) is September 17, 2007 at 4:00 p.m. (ET).

27.  The Debtors anticipate that, subsequent to the Bar Date, they, with the assistance of their professionals, will be devoting a significant amount of time to reviewing, reconciling and, where appropriate, preparing and filing objections to claims filed in these cases.
C.           Other Estate Administration Matters
28.  In addition to the foregoing, the Debtors have also made use of the current Exclusive Periods to comply with the reporting and fee requirements imposed by the U.S. Trustee and address numerous issues involving employees, suppliers, vendors, utility providers, landlords and governmental agencies.  The Debtors and their professionals have also devoted substantial amounts of time meeting and communicating with, bringing up to speed, facilitating the flow of information to and from and soliciting input from the Committees and their professionals.
29.  To date, the Debtors have focused their primary efforts on the tasks discussed above.  In light of the foregoing and at this early stage of the chapter 11 cases, however, the Debtors have not yet fully formulated a plan of reorganization that will provide maximum value for the Debtors’ estates, creditors and other stakeholders.  In this regard, the Debtors have been in frequent communication with the Committees concerning the direction and outcome of these chapter 11 cases.  The Debtors believe that the extension of the Exclusive Periods requested herein will facilitate their efforts to maximize value and allow them sufficient time to thoroughly analyze their alternatives with respect to and formulate an appropriate plan of reorganization.

RELIEF REQUESTED

30.  By this Motion, the Debtors seek the entry of an order pursuant to section 1121(d) of the Bankruptcy Code extending (a) the Exclusive Filing Period through and including February 28, 2008, and (b) the Exclusive Solicitation Period through and including April 30, 2008, without prejudice to the Debtors’ right to seek further extensions of the Exclusive Periods.

BASIS FOR RELIEF REQUESTED

31.  Section 1121(b) of the Bankruptcy Code provides for an initial period of 120 days after the commencement of a chapter 11 case during which a debtor has the exclusive right to propose and file a plan.  Section 1121(c)(3) of the Bankruptcy Code provides that if the debtor proposes and files a plan within the initial 120-day exclusive period, the debtor then has until 180 days after the commencement of the chapter 11 case to solicit and obtain acceptances of such plan.  Pursuant to section 1121(d)(1) of the Bankruptcy Code, “on request of a party in interest made within the respective periods specified in subsections (b) and (c) of this section and after notice and hearing, the court may for cause reduce or increase the 120-day period or the 180-day period referred to in this section.”  11 U.S.C. § 1121(d)(1).  Such extensions are capped, however, by section 1121(d)(2) of the Bankruptcy Code, which limits any extension of the exclusive filed period to eighteen (18) months after the petition date and any extension of the solicitation period to twenty (20) months after the petition date.

32.  Although the term “cause” is not defined by the Bankruptcy Code, the legislative history indicates that it is to be viewed flexibly “in order to allow the debtor to reach an agreement.” H.R. Rep. No. 95, 95th Cong., 1st Sess. 232 (1977); see alsoIn re McLean Indus., Inc., 87 B.R. 830, 833 (Bankr. S.D.N.Y. 1987); In re Public Serv. Co. of N.H., 88 B.R. 521, 534 (Bankr. D.N.H. 1988) (“[T]he legislative intent…[is] to promote maximum flexibility.”).  To facilitate this legislative intent, a debtor should be given a reasonable opportunity to negotiate an acceptable plan with creditors and to prepare adequate financial and non-financial information concerning the ramifications of any proposed plan for disclosure to creditors. See, e.g., McLean, 87 B.R. at 833-34; In re Texaco, Inc., 76 B.R. 322, 327 (Bankr. S.D.N.Y. 1987).

33.  The decision to extend a debtor’s exclusive periods is committed to the bankruptcy court’s sound discretion, guided by the facts and circumstances of each case.  See, e.g., First Am. Bank of N.Y. v. S.W. Gloves and Safety Equip., Inc., 64 B.R. 963, 965 (D. Del. 1986).  Courts consider a variety of factors in determining whether “cause” exists to warrant an extensions of the exclusive periods, including:  (a) the size and complexity of the case, (b) the debtor’s progress in resolving issues facing the estate and (c) whether an extension of time will harm the debtor’s creditors. See, e.g., In re Gibson & Cushman Dredging Corp., 101 B.R. 405, 409-10 (E.D.N.Y. 1989 (listing above-referenced factors); see alsoIn re Dow Corning Corp., 208 B.R. 661, 664-65 (Bankr. E.D. Mich. 1997) (citing In re Express One International, Inc., 194 B.R. 98, 100 (Bankr. E.D. Tex. 1996)).  The existence of good faith progress and the need for additional time to continue such progress is a particularly significant factor in establishing cause for extending the exclusive periods under section 1121(d) of the Bankruptcy Code.  SeeJasik v. Conrad (In re Jasik), 727 F.2d 1379, 1382 (5th Cir. 1984); Express One Int’l, Inc., 194 B.R. at 101; McLean, 87 B.R. at 834; In re Pine Run Trust, Inc., 67 B.R. 432, 435 (Bankr. E.D. Pa. 1986).

34.  As demonstrated in this Motion, “cause” exists to further extend the Exclusive Periods in these chapter 11 cases.

A.	The Size And Complexity Of The Debtors’ Chapter 11 Cases Justify An Extension Of The Exclusive Periods

35.  Both Congress and the courts have recognized that the size and complexity of a debtor’s case alone may constitute cause for the extension of a debtor’s exclusive periods.  “[I]f an unusually large company were to seek reorganization under Chapter 11, the Court would probably need to extend the time in order to allow the debtor to reach an agreement.”  H.R. Rep. No. 595, 95th Cong., 1st Sess. 231, 232, 406 (1978), reprintedin 1978 U.S.C.C.A.N. 5787, 6191, 6362.  In the Texaco reorganization, for example, the court stated:

The large size of the debtor and the consequent difficulty in formulating a plan of reorganization for a huge debtor with
a complex financial structure are important factors which
generally constitute cause for extending the exclusivity periods.

Texaco, 76 B.R. at 326.

36.  The size and complexity of the Debtors’ business and chapter 11 cases alone support the extension of the Exclusive Periods requested herein.  Hancock is one of the largest fabric retailers in the United States operating as of the Petition Date approximately 400 retail stores in approximately 40 states and an internet store and employing over 7,000 people.  In addition, as of the Petition Date, Hancock was party to over 400 Leases.  As already noted, Hancock’s business is highly seasonal.  SeeIn re Service Merchandise Co., 256 B.R. 744 (Bankr. M.D. Tenn. 2000) (cause existed for extension of exclusivity periods where case was large and complex in that debtor-retailers had 210 continuing stores located in 34 states, employed thousands of employees, debtors’ business was seasonal and extension of exclusivity through upcoming holiday season was not an unreasonable request).

37.  Since the Petition Date, the Debtors have focused much of their efforts on:  (a) obtaining two DIP Financing Facilities, which involved extensive negotiations with a number of parties-in-interest including, but not limited to, two DIP Financing Lenders, two Committees and the U.S. Trustee, (b) commencing and continuing the GOB Sales at over 100 retail stores, (c) evaluating and executing the disposition of a large number of the Leases on an expedited basis, which involved a significant amount of communications and negotiations with a myriad of landlords, as well as the Committees and other parties-in-interest, (d) preparing and filing the Schedules and Statements for each of the seven Debtors and (e) establishing and noticing legions of creditors and other parties in interest of the Bar Date.
38.  The Debtors’ appropriate focus on these issues, as well as addressing numerous other matters attendant to their chapter 11 cases, have made it difficult to formulate and build consensus among numerous and diverse constituencies regarding a plan during the current Exclusive Periods.  In fact, the large scale and sophisticated nature of the Debtors’ cases pose a number of practical issues that, at this early stage, make formulation of such a plan impracticable.
39.  Moreover, in conjunction with the foregoing accomplishments, the Debtors’ management and employees have spent considerable time and effort analyzing, stabilizing and improving the Debtors’ business and operations.  With their historic peak sales season approaching and continuing through December, the Debtors’ continued efforts in this regard are even more critical and will consume the bulk of their time in the coming months.  Extending the Exclusive Periods as requested herein will minimize distractions for the Debtors’ management and allow them to focus properly on maximizing value from their retail operations for the benefit of creditors and other stakeholders in these cases.

40.  In addition to focusing their efforts on retail operations during the upcoming peak sales season, the Debtors intend to take full advantage of the extended Exclusivity Periods to continue the analysis and disposition of the remaining Leases, proceed with the claims administration process and develop a plan of reorganization.

41.  Accordingly, in light of the size and complexity of the Debtors’ business and chapter 11 chapter cases, the Debtors’ request for an extension of the Exclusive Periods is justified.

B.	The Debtors’ Significant Progress In These Cases Warrants An Extension Of The Exclusive Periods

42.  An extension of a debtor’s exclusive periods may also be justified by progress in resolving issues facing the creditors and the estate.  See, e.g., McLean Indus. Inc., 87 B.R. at 835; Texaco, 76 B.R. at 327; In re Swatara Coal Co., 49 B.R. 898, 899-900 (Bankr. E.D. Pa. 1985).
43.  As detailed above, the Debtors have made substantial progress in these chapter 11 cases to date.  Notably, since the Petition Date, the Debtors have taken significant steps to stabilize and improve their business and operations by, inter alia, (a) obtaining two DIP Financing Facilities that better enable the Debtors to meet their working capital needs while restructuring their ongoing business and operations during these chapter 11 cases and (b) reducing operating costs and generating value through the GOB Sales and disposition of the Leases.  Although progress has been made, with the peak retail season approaching, the Debtors’ efforts in this regard must remain focused and distraction minimized.

44.  Since the Petition Date, the Debtors have also:  (a) filed the Schedules and Statements, (b) established and provided notice of the Bar Date, (b) fulfilled to date the reporting and fee requirements imposed by the U.S. Trustee; and (c) addressed numerous issues involving employees, suppliers, vendors, utility providers, landlords and governmental agencies.  In addition, the Debtors and their professionals have met and communicated with, brought up to speed, facilitated the flow of information to and from and solicited input from the Committees and their professionals.
45.  Based on the Debtors’ substantial progress during the initial stages of these chapter 11 cases, extension of the Exclusive Periods is warranted.  Notwithstanding the progress that has been made, the Debtors still have a number of critical tasks to complete before they will be in a position to develop and negotiate a plan of reorganization.  To begin with, the Debtors have additional evaluation and disposition of the remaining Leases to undertake prior to the Current Lease Assumption/Rejection Deadline.  Moreover, the Debtors only recently filed the Schedules and Statements and now must assess how the information contained therein will impact any plan of reorganization.  Finally, while the Bar Date has been established, it will only be after the Bar Date has passed that the Debtors will be in a position to begin evaluating the universe of claims against them and, based upon such analysis, develop the primary alternatives for a plan of reorganization.  Indeed, the Debtors have included within the Bar Date all administrative expense claims arising prior to June 4, 2007, which will be an important consideration for any plan of reorganization.

46.  Although the Debtors are committed to confirming a plan in a timely and efficient manner, they also recognize that the plan process must necessarily follow the fulfillment of certain other critical objectives detailed herein and will require a substantial amount of additional time and effort to complete successfully.

C.	The Requested Extension of the Exclusive Periods is Consistent with the Purpose of Section 1121 of the Bankruptcy Code and Will Not Harm Creditors

47.  The Debtors intend to use the extended Exclusive Periods to:  (a) focus on the continued stabilization and improvement of their business and operations during the historic peak retail season; (b) continue and complete the evaluation and disposition of the remaining Leases, (c) proceed with the claims administration process and (d) undertake the development of an appropriate plan of reorganization.
48.  The Debtors’ requested extension of the Exclusive Periods does not exceed the eighteen (18) month limitation for the exclusive period to file a plan or the twenty (20) month limitation for the exclusive period to solicit acceptances of a plan.  Rather, the Debtors’ requested extension is substantially less than these limitations.  As a result, the Court is not precluded from granting the relief requested by section 1121(d)(2) of the Bankruptcy Code.
49.  Furthermore, creditors will not be prejudiced by an extension of the Exclusive Periods.  The requested extension will not preclude parties in interest from seeking a reduction or termination of the Exclusive Periods for cause.4  Based upon the foregoing, the Debtors submit that cause exists to extend the Exclusive Filing Period through and including February 28, 2008, and the Exclusive Solicitation Period through and including April 30, 2008.

NO PRIOR REQUEST

____________________________
4 Nothing herein shall prejudice the Debtors' right to oppose such relief.

50.  No prior request for the relief sought in this Motion has been made to this or any other court.

NOTICE

51.  Notice of this Motion has been given to: (a) counsel for Wachovia; (b) counsel for Ableco; (c) the U.S. Trustee; (d) counsel for the Creditors’ Committee; (e) counsel for the Equity Committee; and (f) those parties that have filed notices of appearance in these cases pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure.  The Debtors submit that such notice constitutes good and sufficient notice of the Motion, and that no other or further notice is necessary or required.

WHEREFORE, the Debtors respectfully request that the Court (i) enter an order, substantially in the form attached hereto as Exhibit A, extending (a) the Exclusive Filing Period through and including February 28, 2008 and (b) the Exclusive Solicitation Period through and including April 30, 2008 and (ii) grant such further relief as is just and proper.

Dated:        July 18, 2007
Wilmington, Delaware
MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Gregory T. Donilon
Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Gregory T. Donilon (No. 4244)
Curtis S. Miller (No. 4583)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899-1347
(302) 658-9200

Counsel for Hancock Fabrics, Inc., et al.,
Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., etal.,[5] Debtors.	) ) ) ) ) ) ) ) )	Chapter 11 Case No. 07-10353 (BLS) (Jointly Administered) RE: D.I. _______

ORDER PURSUANT TO SECTION 1121(d) OF THE BANKRUPTCY CODE FURTHER
EXTENDING THE EXCLUSIVE PERIODS DURING WHICH THE DEBTORS MAY
FILE A PLAN OF LIQUIDATION AND SOLICIT ACCEPTANCES THEREOF

Upon the motion (the “Motion”)6 of Hancock Fabrics, Inc., Hancock Fabrics of MI, Inc., HF Resources, Inc., Hancockfabrics.com, Inc., HF Merchandising, Inc., HF Enterprises, Inc., and Hancock Fabrics, LLC, debtors and debtors-in-possession in the above-captioned case (collectively, the “Debtors”), for entry of an order pursuant to section 1121(d) of the Bankruptcy Code: (i) extending the period during which the Debtors have the exclusive right to file a plan or plans through and including February 28, 2008 and (ii) extending the period during which the Debtors have the exclusive right to solicit acceptances thereof through and including April 30, 2008; and upon the record in these cases; and adequate notice of the Motion having been given; and it appearing that no other or further notice need be given; and after due deliberation and sufficient cause appearing therefor;
IT IS HEREBY ORDERED THAT:

1.           The Motion is GRANTED.

_______________________________
5 The Debtors are the following entities:  Hancock Fabrics, Inc.; Hancock Fabrics of MI, Inc.; HF Resources, Inc.; Hancockfabrics.com, Inc.; HF Merchandising, Inc.; HF Enterprises, Inc. and Hancock Fabrics, LLC.

6 Capitalized terms used, but not defined, herein shall have the meanings set forth in the Motion.

2.           Pursuant to section 1121(d) of the Bankruptcy Code, the time within which only the Debtors may file a plan or plans under section 1121(b) of the Bankruptcy Code is extended through and including February 28, 2008.
3.           Pursuant to section 1121(d) of the Bankruptcy Code, the time within which only the Debtors may solicit acceptances to any proposed plan under section 1121(c)(3) of the Bankruptcy Code is extended through and including April 30, 2008.
4.           This Order shall be without prejudice to the Debtors’ right to seek further extensions of the time within which only the Debtors may file and solicit acceptances of a plan.

Dated:        Wilmington, Delaware
_______________, 2007

__________________________________________
THE HONORABLE BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

23